                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-79499
                     Zero Coupon Convertible Preferred Stock CUSIP No. 65332V863



                          NEXTEL COMMUNICATIONS, INC.


                  PROSPECTUS SUPPLEMENT DATED JANUARY 10, 2000
                      TO PROSPECTUS DATED AUGUST 16, 1999



     The selling stockholders table on pages 24-25 of the prospectus, as amended, is hereby further amended to update the information regarding the following entity in the prospectus and its respective number of shares of zero coupon convertible preferred stock, common stock issued upon conversion of the zero coupon convertible preferred stock or common stock issued as liquidated damages.


                                       PREFERRED STOCK                     COMMON STOCK
                               ------------------------------      -----------------------------
                                 NUMBER OF       NUMBER OF           NUMBER OF      NUMBER OF
NAME OF SELLING STOCKHOLDER    SHARES OWNED    SHARES OFFERED      SHARES OWNED   SHARES OFFERED
                               ------------    --------------      ------------   --------------
CIBC World Markets                 7,000            7,000               0               0